Exhibit 5.1

Stradling Yocca Carlson & Rauth LLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

February 12, 2024

Marathon Digital Holdings, Inc.

392 NE Third Avenue, Suite 1200

Miami, Florida 33179

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the preparation and filing by Marathon Digital Holdings, Inc., a Nevada corporation (the “Company”), of an automatic shelf registration statement on Form S-3 (as such may be amended or supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes (i) a base prospectus (the “Prospectus”), which provides that it may be supplemented by one or more supplements, free writing prospectuses, or term sheets (each, a “Prospectus Supplement”), and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), which relates to the issuance and sale of up to $1.5 billion of shares (the “Sales Agreement Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that may be issued and sold from time to time pursuant to that certain At The Market Offering Agreement, dated as of October 24, 2023, by and between the Company and H.C. Wainwright & Co., LLC (as amended or supplemented from time to time, the “Sales Agreement”).

The Registration Statement registers the offering of (i) shares of Common Stock; (ii) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), that may be exchangeable for or convertible into shares of Common Stock, other shares of Preferred Stock, Debt Securities or Warrants (each as defined hereafter); (iii) one or more series of debt securities (collectively, the “Debt Securities”) that may be exchangeable for or convertible into shares of Common Stock, shares of Preferred Stock, other Debt Securities or Warrants (or which may be non-exchangeable or non-convertible), to be issued pursuant to indentures to be entered into between the Company, as issuer, and a trustee (the “Trustee”), the form of which is filed as Exhibit 4.5 to the Registration Statement (each, an “Indenture”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (collectively, the “Warrants”), which may be issued under warrant agreements (each, a “Warrant Agreement”), to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (the “Warrant Agent”); (v) rights to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and/or Units (as defined hereinafter) (the “Subscription Rights”), which may be issued under rights agreements by and between the Company and a rights agent to be selected by the Company (each, a “Rights Agreement”); (vi) units consisting of any combination of Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Subscription Rights (collectively, the “Units”), which may be issued under unit agreements by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”); and (vii) the Sales Agreement Shares. The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Units, and Sales Agreement Shares to be offered and sold pursuant to the Registration Statement shall be collectively referred to herein as the “Securities.” The Securities shall be offered and sold, either individually or collectively, pursuant to one or more definitive purchase agreements, subscription agreements, underwriting agreements, indentures, warrant agreements, or similar agreements (any such agreement, including the Sales Agreement, a “Purchase Agreement”).

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, the Sales Agreement Prospectus, or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

1

With your consent, we have assumed that (i) each of the Debt Securities, the Indentures, and any related supplemental indenture, term sheet, or certificate establishing the terms thereof, the Warrants and any related Warrant Agreement, the Subscription Rights and any related Rights Agreement, the Units and any related Unit Agreement, and any Purchase Agreement (collectively, the “Documents”) shall be governed by the laws of the State of New York and that the choice of law is legally enforceable, (ii) the Warrants, Warrant Agreements, Subscription Rights, Rights Agreements, Units, Unit Agreements, and Purchase Agreements shall contain all provisions required under the laws of the State of Nevada in respect of contracts for the sale of securities issued by a Nevada corporation, (iii) each of the Documents shall be duly authorized, executed, and delivered by the parties thereto other than the Company, and (iv) each of the Documents shall constitute valid and binding obligations of the parties thereto other than the Company, enforceable against such parties in accordance with their respective terms.

We have also assumed that none of (i) the execution, delivery and performance of the Documents, (ii) the terms of any of the Securities to be established after the date hereof, (iii) the issuance or delivery of such Securities, or (iv) the compliance by the Company with the terms of such Securities shall (a) violate any applicable law, rule, or regulation to which the Company is then subject, or the Company’s Restated Articles of Incorporation, as amended from time to time (the “Restated Articles”) or the Company’s Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), then in effect, (b) result in a breach of or default under any instrument or agreement then binding upon the Company or any of its properties, or (c) violate, or cause the Company not to comply with, any consent, approval, license, authorization, restriction or requirement imposed by, or any filing, recording, or registration with, any court or governmental body having jurisdiction over the Company.

In our capacity as your counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement (including the Prospectus and Sales Agreement Prospectus), the preparation and filing of any applicable Prospectus Supplement(s), and the authorization, issuance and sale of the Securities. For the purposes of this opinion letter, with your consent, we have further assumed, without independent investigation or verification, that (a) at the time any Securities are sold pursuant to the Registration Statement (any such time, the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including any post-effective amendments) shall be effective and comply with all applicable laws and regulations; (b) at the Relevant Time, one or more Prospectus Supplements shall have been prepared and filed describing the Securities offered thereby and comply with all applicable laws, and the terms of the Securities shall conform to the descriptions thereof in the Registration Statement, the Prospectus and any Prospectus Supplement, as applicable, and the corporate action of the Company authorizing the issuance and sale of such Securities; (c) the Indentures and the Trustee, as applicable, shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended, at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations, or positions of the Commission) as contemplated by the Registration Statement; (d) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement, the Prospectus and any Prospectus Supplement, as applicable, or, in the case of Preferred Stock, Debt Securities, Warrants, Subscription Rights, and Warrants, as applicable, represented by, comprising or issuable upon exchange, exercise or conversion of such Securities, does not exceed, at the time of issuance of such Securities, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; (e) at the time of execution, each of the parties to any Purchase Agreement (other than the Company) shall (i) be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) have the requisite power and authority to execute, deliver and perform its obligations under each Purchase Agreement to which it is a party, and (iii) have duly authorized, executed and delivered each Purchase Agreement; and (f) with respect to each of the parties to each Purchase Agreement (other than the Company), such Purchase Agreement to which it is a party shall constitute its legally valid and binding agreement, enforceable against it in accordance with its terms.

As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied, without independent investigation or verification, upon representations and certificates of officers and representatives of the Company. Our knowledge of the Company and its legal, business and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

In connection with this opinion letter, we have examined and relied upon (a) the Registration Statement, (b) the Restated Articles, in the form filed as Exhibit 3.1 to the Registration Statement, (c) the Bylaws, in the form filed as Exhibit 3.2 to the Registration Statement, and (d) originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

2

Based upon and subject to the foregoing, and the other matters set forth herein, it is our opinion that:

1.	When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the shares of Common Stock has been duly authorized, executed and delivered by the Company; (c) the issuance and delivery of the shares of Common Stock have been duly authorized in accordance with applicable laws, including, without limitation, by the adoption of resolutions of the Board of Directors of the Company (the “Board”) (or an authorized committee thereof); and (d) payment of legal consideration for the shares of Common Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (i) the terms of such shares of Common Stock, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) at the time of the issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Restated Articles; (iii) such shares of Common Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Common Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), then such shares of Common Stock, including any shares of Common Stock duly issued upon (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into shares of Common Stock, (B) the exchange or conversion of any Debt Securities that are exchangeable for or convertible into shares of Common Stock,(C) the exercise of any Warrants that are exercisable for shares of Common Stock, (or (D) the exercise of any Subscription Rights that are exercisable for Common Stock, shall be validly issued, fully paid, and nonassessable.

2.	When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the shares of Preferred Stock has been duly authorized, executed and delivered by the Company; (c) the Board has properly designated a series of Preferred Stock in accordance with the terms of the Restated Articles and applicable laws; (d) the issuance and delivery of the shares of Preferred Stock have been duly authorized in accordance with applicable laws, including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); and (e) payment of legal consideration for the shares of Preferred Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (i) the terms of such shares of Preferred Stock, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) at the time of the issuance of such shares of Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Preferred Stock under the Restated Articles; (iii) such shares of Preferred Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Preferred Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), then such shares of Preferred Stock, including any shares of Preferred Stock duly issued upon (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into another series of Preferred Stock, (B) the exchange or conversion of any Debt Securities that are exchangeable for or convertible into shares of Preferred Stock, (C) the exercise of Warrants that are exercisable for shares of Preferred Stock, (or (D) the exercise of any Subscription Rights that are exercisable for Preferred Stock, shall be validly issued, fully paid, and nonassessable.

3

3.	When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee; (c) the issuance and delivery of the Debt Securities have been duly authorized in accordance with applicable law including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (d) the Debt Securities have been duly executed, authenticated and/or countersigned (as applicable) in accordance with any applicable Purchase Agreement; (e) the Trustee for the Debt Securities has been selected by the Company and qualified under the Trust Indenture Act of 1939, as amended, to the extent applicable; and (f) payment of legal consideration for the Debt Securities, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement has been received by the Company, and assuming that (i) the terms of such Debt Securities, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) the Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (iii) the Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) the Debt Securities are issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), then such Debt Securities, including any Debt Securities issuable upon (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Debt Securities, (B) the exchange or conversion of any Debt Securities that are exchangeable for or convertible into other Debt Securities, (C) the exercise of any Warrants to purchase Debt Securities, or (D) the exercise of any Subscription Rights that are exercisable for Debt Securities, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent named therein; (c) the Warrants have been duly established in accordance with the terms of any applicable Purchase Agreement; (d) the issuance and delivery of the Warrants have been duly authorized in accordance with applicable laws including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (e) the Warrants have been duly executed, authenticated and/or countersigned (as applicable) in accordance with any applicable Purchase Agreement; and (f) payment of legal consideration for the Warrants (if any) in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (i) the terms of the Warrants, as executed and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (iii) the Warrants, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) the Warrants are issued and sold as contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), any applicable Purchase Agreement and such resolutions of the Board (or of an authorized committee thereof), then such Warrants, including any Warrants issuable upon (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Warrants, (B) the exchange or conversion of any Debt Securities that are exchangeable for or convertible into Warrants, or (C) the exercise of any Subscription Rights that are exercisable for Warrants, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4

5.	When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement or Rights Agreement covering the offer and sale of the Subscription Rights has been duly authorized, executed and delivered by the Company and the subscription agent named therein; (c) the specific terms of the particular issuance of Subscription Rights have been duly established in accordance with the terms of any applicable Purchase Agreement or Rights Agreement; (d) the Subscription Rights have been duly authorized in accordance with applicable laws including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (e) the Subscription Rights have been duly executed, authenticated and/or countersigned (as applicable) in accordance with any applicable Purchase Agreement or Rights Agreement; and (f) payment of legal consideration for the Subscription Rights (if any) in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement or Rights Agreement, has been received by the Company, and assuming that (i) the terms of the Subscription Rights, as executed and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) the Subscription Rights, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (iii) the Subscription Rights, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; (iv) the Subscription Rights are issued and sold as contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), any applicable Purchase Agreement or Rights Agreement and such resolutions of the Board (or of an authorized committee thereof); and (v) the shares of Common Stock or Preferred Stock relating to such Subscription Rights, as applicable, have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the terms of the Subscription Rights and the applicable Purchase Agreement, then such Subscription Rights shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the Units has been duly authorized, executed and delivered by the Company and the counterparty named therein; (c) the specific terms of the particular issuance of Units have been duly established in accordance with the terms of any applicable Purchase Agreement; (d) the Units have been duly authorized in accordance with applicable laws including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (e) the Units have been duly executed, authenticated and/or countersigned (as applicable) in accordance with any applicable Purchase Agreement; and (f) payment of legal consideration for the Units (if any) in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement has been received by the Company, and assuming that (i) the terms of the Units, as executed and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (iii) the Units, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; (iv) the Units are issued and sold as contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), any applicable Purchase Agreement and such resolutions of the Board (or of an authorized committee thereof); and (v) the shares of Common Stock or Preferred Stock relating to such Units, as applicable, have been duly authorized and reserved for issuance by all necessary corporate action of the Company and in accordance with the terms of the Units and the applicable Purchase Agreement, then such Units shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	With respect to the Sales Agreement Shares to be offered by the Company pursuant to the Sales Agreement Prospectus, when the Sales Agreement Shares have been duly issued and delivered against payment of consideration therefor (not less than the par value of the Sales Agreement Shares) as contemplated by the Sales Agreement and the Sales Agreement Prospectus, such Sales Agreement Shares shall be validly issued, fully paid, and nonassessable.

Our opinion is expressed only with respect to the applicable laws of the State of Nevada. We express no opinion to the extent that any other laws are applicable to the subject matter hereof, and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

5

The opinions set forth in Paragraphs 3, 4, and 5 above relating to the enforceability of the Debt Securities, Warrants, and Subscription Rights, respectively, are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Registration Statement and any amendments or supplements thereto. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion letter is intended solely for use in connection with the issuance and sale of the Securities pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion letter is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH LLP

6